For:	Alamo Group Inc.

Contact:	Robert H. George
Vice President
830-372-9621
For Immediate Release
Financial Dynamics
Eric Boyriven/Alexandra Tramont
212-850-5600

ALAMO GROUP INC. ANNOUNCES 2005 SECOND QUARTER RESULTS

SEGUIN, Texas, August 3, 2005 -- Alamo Group Inc. (NYSE: ALG) today reported results for the second quarter and six-months ended June 30, 2005.

Net sales for the second quarter increased 9.5% to $98.4 million from $89.8 million for the same period last year.  Net income for the quarter was $4.2 million, or $0.43 per diluted share, a 12.9% decrease from the prior year's net income of $4.8 million, or $0.49 per diluted share.  The results of the 2005 second quarter included those of Spearhead Machinery Limited, which was acquired in February, 2005.  Excluding Spearhead, net sales for the quarter were up 5.8% and net income was down 17.5% compared to the same period in 2004.

For the first six months of 2005, net sales were $189.7 million, an increase of 11.9% compared with $169.5 million in the first six months of 2004.  Net income for the six month period in 2005 was $6.8 million, or $0.68 per share, on a fully diluted basis.  This is a 4.9% decrease compared to the prior year's net income of $7.1 million, or $0.72 per diluted share.  Without the contributions of Spearhead, net sales were up 9.1% and net income decreased 9.7% compared to the same period in 2004.

Sales for Alamo's North American Agricultural Division were $29.6 million in the second quarter of 2005, a 5.5% decrease compared to the $31.3 million achieved in 2004.  This decrease reflects softer than anticipated conditions in the overall market for agricultural equipment.  Market demand remains reasonable, but below the strong levels experienced in 2004.  This softening has been compounded by increased inventory levels in the dealer network.  We believe sales should rebound in the third quarter as dealer inventories drop, with a resultant increase in new orders.

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ALAMO GROUP INC. ANNOUNCES 2005 SECOND QUARTER RESULTS                 PAGE 2

North American Industrial Division sales increased by 15.3% to $36.2 million in the second quarter of 2005 compared to $31.4 million in the second quarter of 2004.  This increase reflects continued steady improvement in the market conditions in this segment, which mainly serves governmental entities and related contractors.  While this business is improving, it is still being affected by constraints at various city, county, and state governments, where despite revenue growth, demands in other areas such as Medicaid and security are having an impact on budgets.  And, in the second quarter in particular, operating income in this Division was negatively impacted by an unusually high percentage of low margin tractor sales in the product mix.  The Company expects the sales mix for this division to return to more normalized levels in the second half of 2005.

Alamo Group's European Division sales in the second quarter of 2005 were $32.6 million, an increase of 20% over sales of $27.1 million in the same period of 2004.  The acquisition of Spearhead accounted for just over half of this increase.  The continued internal growth was a result of new product introductions and strong marketing efforts, as the overall market showed little growth.

Ron Robinson, Alamo Group's President and Chief Executive Officer commented, "Our second quarter results were mixed, with improvements in our Industrial and European segments which were not enough to offset the softness in the North American Agricultural Division."

"Higher dealer inventories and higher fuel prices both had a dampening effect on our North American Agricultural business in the second quarter of 2005 compared to the strong growth this sector experienced in 2004.  This is a condition that has affected not only us but nearly all of our competitors in this area.  We saw sales of our agricultural products pick up towards the end of the quarter, and we expect to see continued improvement in the second half of 2005 as farm commodity prices, while down, remain favorable and dealer inventory levels are declining."

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ALAMO GROUP INC. ANNOUNCES 2005 SECOND QUARTER RESULTS                 PAGE 3

"Our North American Industrial Division continued to show improvement as that market is still rebounding from the declines we experienced in 2002.  This reflects ongoing strengthening in the budgetary conditions of the governmental entities that are our main customers in this segment.  The revenue growth being experienced by various state, county and city governments should bode well for our outlook, though we are mindful of the changing priorities within those organizations as areas such as security, Medicaid and other entitlements are consuming a disproportionate amount of the revenue growth."

            "Alamo's European Division continued the strong performance they have experienced in the last few years, which was further enhanced by the acquisition of Spearhead in February, 2005.  This is particularly satisfying given that this performance has come mostly from internal efforts and despite flat market conditions, increased levels of competition, and the efforts necessary to consolidate Spearhead into our Bomford manufacturing facility during the second quarter.  Among the factors affecting the market are changes being made in the way European Union countries administer agricultural subsidies, which are causing some delays in payments to farmers and creating some uncertainty in the market.  Despite this, the Division was able to grow and continue to gain market share."

            Mr. Robinson concluded, "While we are not pleased with our results in the second quarter, we believe we will experience some rebounding in the third quarter, particularly in our North American Agricultural Division, and still feel our overall results for 2005 will show growth compared to 2004."

Alamo Group is a leader in the design, manufacture, distribution and service of high quality equipment for right-of-way maintenance and agriculture.  Our products include tractor and truck mounted mowing and other vegetation maintenance equipment, street sweepers, agricultural implements front-end loaders, backhoe and related after market parts and services.  The Company, founded in 1969, has over 1,950 employees and operates fourteen plants in North America and Europe as of June 2005.  The corporate offices of Alamo Group Inc. are located in Seguin, Texas and the headquarters for the Company's European operations are located in Salford Priors, England.

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ALAMO GROUP INC. ANNOUNCES 2005 SECOND QUARTER RESULTS                 PAGE 4

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted results.  Among those factors which could cause actual results to differ materially are the following: market demand, competition, weather, seasonality, currency-related issues, and other risk factors listed from time to time in the Company's SEC reports.  The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.

(Tables Follow)

ALAMO GROUP REPORTS 2005 SECOND QUARTER RESULTS

Alamo Group Inc. and Subsidiaries (NYSE:ALG)
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Second Quarter Ended		Six Months Ended
	06/30/05	06/30/04	06/30/05	06/30/04
North American
Agricultural	$29,577	$31,311	$64,463	$63,413
Industrial	36,230	31,421	64,941	58,812
European	32,573	27,084	60,269	47,307
Total Sales	98,380	89,816	189,673	169,532

Cost of sales	76,495	68,720	148,902	131,173
Gross margin	21,885	21,096	40,771	38,359
	22.2%	23.5%	21.5%	22.6%

Operating Expenses	15,058	13,200	29,501	25,449
Income from Operations	6,827	7,896	11,270	12,910
	6.9%	8.8%	5.9%	7.6%

Interest Expense	(898)	(527)	(1,492)	(1,042)
Interest Income	198	141	423	261
Other Income (Expense)	22	(64)	99	(895)

Income before income taxes	6,149	7,446	10,300	11,234
Provision for income taxes	1,939	2,614	3,517	4,098

Net Income	$4,210	$4,832	$6,783	$7,136

Net income per common share:
Basic	$0.43	$0.50	$0.70	$0.73

Diluted	$0.43	$0.49	$0.68	$0.72

Average common shares:
Basic	9,745	9,728	9,744	9,728

Diluted	9,904	9,841	9,918	9,848

Summary Balance Sheet Data

	06/30/05	12/31/04	06/30/04
Receivables	108,531	82,337	91,421
Inventories	84,304	72,757	73,420
Current Liabilities	54,426	49,052	56,771
Long Term Debt	59,393	18,428	33,702
Equity	161,458	160,832	150,258

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